SECOND QUARTER 2016
Supplemental Information

Investor and Media Contact
American Assets Trust
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,195,690	743,226	922 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	549,308	—	—	96,707	369

Monterey	675,678	—	—	—	—

San Antonio	589,362	—	—	—	—

Portland	22,784	941,186	657	—	—

Seattle	—	494,753	—	—	—

Total	3,067,978	2,696,150	1,579	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. (the "Company") currently owns and operates its real estate assets. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.1	million	53%
	Office	2.7	million	47%
Data is as of June 30, 2016.	Totals	5.8	million
(1) Includes 122 RV spaces.

Second Quarter 2016 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Second Quarter 2016 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Second Quarter 2016 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	June 30, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$2,214,094	$2,163,444
Construction in progress	52,044	73,121
Held for development	9,462	9,463
	2,275,600	2,246,028
Accumulated depreciation	(441,080)	(411,166)
Net real estate	1,834,520	1,834,862
Cash and cash equivalents	43,886	39,925
Restricted cash	9,450	11,623
Accounts receivable, net	6,747	7,518
Deferred rent receivable, net	38,875	38,422
Other assets, net	38,435	41,939
TOTAL ASSETS	$1,971,913	$1,974,289
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$467,531	$579,000
Unsecured notes payable, net	595,775	446,613
Unsecured line of credit	—	30,000
Accounts payable and accrued expenses	33,209	31,821
Security deposits payable	6,072	5,956
Other liabilities and deferred credits, net	63,428	51,972
Total liabilities	1,166,015	1,145,362
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 45,410,806 and 45,407,719 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	454	454
Additional paid in capital	864,675	863,432
Accumulated dividends in excess of net income	(71,433)	(64,066)
Accumulated other comprehensive income	(10,281)	(258)
Total American Assets Trust, Inc. stockholders' equity	783,415	799,562
Noncontrolling interests	22,483	29,365
Total equity	805,898	828,927
TOTAL LIABILITIES AND EQUITY	$1,971,913	$1,974,289

Second Quarter 2016 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUE:
Rental income	$68,221	$63,552	$135,466	$126,305
Other property income	3,598	3,217	7,084	6,499
Total revenue	71,819	66,769	142,550	132,804
EXPENSES:
Rental expenses	19,590	17,205	38,043	33,825
Real estate taxes	6,417	5,986	13,050	12,034
General and administrative	4,394	4,788	8,943	9,804
Depreciation and amortization	17,714	15,286	35,167	30,393
Total operating expenses	48,115	43,265	95,203	86,056
OPERATING INCOME	23,704	23,504	47,347	46,748
Interest expense	(13,153)	(11,197)	(26,099)	(22,992)
Other income (expense), net	99	(23)	123	(93)
NET INCOME	10,650	12,284	21,371	23,663
Net income attributable to restricted shares	(43)	(40)	(86)	(83)
Net income attributable to unitholders in the Operating Partnership	(3,008)	(3,536)	(6,035)	(6,845)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$7,599	$8,708	$15,250	$16,735

EARNINGS PER COMMON SHARE
Basic income attributable to common stockholders per share	$0.17	$0.20	$0.34	$0.38
Weighted average shares of common stock outstanding - basic	45,235,292	44,092,631	45,234,583	43,758,055
Diluted income attributable to common stockholders per share	$0.17	$0.20	$0.34	$0.38
Weighted average shares of common stock outstanding - diluted	63,134,808	61,992,147	63,134,099	61,658,650

Second Quarter 2016 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Funds from Operations (FFO) (1)
Net income	$10,650	$12,284	$21,371	$23,663
Depreciation and amortization of real estate assets	17,714	15,286	35,167	30,393
FFO, as defined by NAREIT	28,364	27,570	56,538	54,056
Less: Nonforfeitable dividends on incentive stock awards	(41)	(38)	(83)	(78)
FFO attributable to common stock and common units	$28,323	$27,532	$56,455	$53,978

FFO per diluted share/unit	$0.45	$0.44	$0.89	$0.88

Weighted average number of common shares and common units, diluted (2)	63,134,939	61,995,268	63,134,044	61,661,946

Funds Available for Distribution (FAD) (1)	$20,177	$19,107	$41,558	$39,351

Dividends
Dividends declared and paid	$15,826	$14,524	$31,653	$28,874
Dividends declared and paid per share/unit	$0.2500	$0.2325	$0.5000	$0.4650

Second Quarter 2016 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Funds Available for Distribution (FAD) (1)
FFO	$28,364	$27,570	$56,538	$54,056
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(9,132)	(8,988)	(16,681)	(15,710)
Net effect of straight-line rents (3)	(34)	(633)	(284)	(1,340)
Amortization of net above (below) market rents (4)	(865)	(719)	(1,695)	(1,447)
Net effect of other lease intangibles (5)	135	20	270	40
Amortization of debt issuance costs and debt fair value adjustment	1,113	1,061	2,238	2,106
Non-cash compensation expense	637	834	1,255	1,724
Nonforfeitable dividends on incentive stock awards	(41)	(38)	(83)	(78)
FAD	$20,177	$19,107	$41,558	$39,351

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$4,190	$5,285	$6,906	$9,721
Maintenance capital expenditures	4,942	3,703	9,775	5,989
	$9,132	$8,988	$16,681	$15,710

Notes:

(1)	See Glossary of Terms.

(2)
For the three and six months ended June 30, 2016 and 2015, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2016 Supplemental Information	Page 8

SAME-STORE PORTFOLIO NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2016
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store portfolio	$24,799	$17,948	$4,836	$14,600	$62,183
Non-same store portfolio (1)	82	7,330	2,224	—	9,636
Total	24,881	25,278	7,060	14,600	71,819
Real estate expenses
Same-store portfolio	6,906	4,893	1,596	8,644	22,039
Non-same store portfolio (1)	58	2,654	1,256	—	3,968
Total	6,964	7,547	2,852	8,644	26,007
Net Operating Income (NOI), GAAP basis
Same-store portfolio	17,893	13,055	3,240	5,956	40,144
Non-same store portfolio (1)	24	4,676	968	—	5,668
Total	$17,917	$17,731	$4,208	$5,956	$45,812
Same-store portfolio NOI, GAAP basis	$17,893	$13,055	$3,240	$5,956	$40,144
Net effect of straight-line rents (2)	162	193	—	(20)	335
Amortization of net above (below) market rents (3)	(332)	(583)	—	27	(888)
Net effect of other lease intangibles (4)	—	75	—	(37)	38
Same-store portfolio NOI, cash basis	$17,723	$12,740	$3,240	$5,926	$39,629

Notes:

(1)	Same-store portfolio and non-same store portfolio are determined based on properties held on June 30, 2016 and 2015. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our lease of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2016 Supplemental Information	Page 9

SAME-STORE PORTFOLIO NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Six Months Ended June 30, 2016
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store portfolio	$49,163	$36,081	$9,542	$29,346	$124,132
Non-same store portfolio (1)	89	14,517	3,812	—	18,418
Total	49,252	50,598	13,354	29,346	142,550
Real estate expenses
Same-store portfolio	12,926	10,006	3,183	17,128	43,243
Non-same store portfolio (1)	118	5,243	2,489	—	7,850
Total	13,044	15,249	5,672	17,128	51,093
Net Operating Income (NOI), GAAP basis
Same-store portfolio	36,237	26,075	6,359	12,218	80,889
Non-same store portfolio (1)	(29)	9,274	1,323	—	10,568
Total	$36,208	$35,349	$7,682	$12,218	$91,457
Same-store portfolio NOI, GAAP basis	$36,237	$26,075	$6,359	$12,218	$80,889
Net effect of straight-line rents (2)	319	258	—	(53)	524
Amortization of net above (below) market rents (3)	(650)	(1,171)	—	77	(1,744)
Net effect of other lease intangibles (4)	—	151	—	(74)	77
Same-store portfolio NOI, cash basis	$35,906	$25,313	$6,359	$12,168	$79,746

Notes:

(1)	Same-store portfolio and non-same store portfolio are determined based on properties held on June 30, 2016 and 2015. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our lease of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2016 Supplemental Information	Page 10

SAME-STORE PORTFOLIO NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Cash Basis:
Retail	$17,723	$17,667	0.3%	$35,906	$35,262	1.8%
Office	12,740	11,417	11.6	25,313	22,664	11.7
Multifamily	3,240	2,803	15.6	6,359	5,629	13.0
Mixed-Use	5,926	5,700	4.0	12,168	11,497	5.8
	$39,629	$37,587	5.4%	$79,746	$75,052	6.3%

GAAP Basis:
Retail	$17,893	$17,972	(0.4)%	$36,237	$35,848	1.1%
Office	13,055	12,587	3.7	26,075	24,958	4.5
Multifamily	3,240	2,803	15.6	6,359	5,629	13.0
Mixed-Use	5,956	5,609	6.2	12,218	11,356	7.6
	$40,144	$38,971	3.0%	$80,889	$77,791	4.0%

Second Quarter 2016 Supplemental Information	Page 11

SAME-STORE PORTFOLIO NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Cash Basis:
Retail	$17,723	$17,667	0.3%	$35,906	$35,262	1.8%
Office	17,300	15,931	8.6	34,217	31,504	8.6
Multifamily	3,240	2,803	15.6	6,359	5,629	13.0
Mixed-Use	5,926	5,700	4.0	12,168	11,497	5.8
	$44,189	$42,101	5.0%	$88,650	$83,892	5.7%

GAAP Basis:
Retail	$17,893	$17,972	(0.4)%	$36,237	$35,848	1.1%
Office	17,738	17,047	4.1	35,354	33,805	4.6
Multifamily	3,240	2,803	15.6	6,359	5,629	13.0
Mixed-Use	5,956	5,609	6.2	12,218	11,356	7.6
	$44,827	$43,431	3.2%	$90,168	$86,638	4.1%

Second Quarter 2016 Supplemental Information	Page 12

NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2016
	Retail	Office	Multifamily	Mixed-Use	Total
Southern California
NOI, GAAP basis (1)	$7,392	$4,282	$3,241	$—	$14,915
Net effect of straight-line rents (2)	30	(405)	—	—	(375)
Amortization of net above (below) market rents (3)	(198)	—	—	—	(198)
Net effect of other lease intangibles (4)	—	92	—	—	92
NOI, cash basis	7,224	3,969	3,241	—	14,434
Northern California
NOI, GAAP basis (1)	2,761	4,901	—	—	7,662
Net effect of straight-line rents (2)	15	257	—	—	272
Amortization of net above (below) market rents (3)	(97)	(194)	—	—	(291)
Net effect of other lease intangibles (4)	—	74	—	—	74
NOI, cash basis	2,679	5,038	—	—	7,717
Hawaii
NOI, GAAP basis (1)	4,222	—	—	5,956	10,178
Net effect of straight-line rents (2)	135	—	—	(20)	115
Amortization of net above (below) market rents (3)	38	—	—	27	65
Net effect of other lease intangibles (4)	—	—	—	(37)	(37)
NOI, cash basis	4,395	—	—	5,926	10,321
Oregon
NOI, GAAP basis (1)	73	4,155	967	—	5,195
Net effect of straight-line rents (2)	(59)	47	(65)	—	(77)
Amortization of net above (below) market rents (3)	—	(70)	—	—	(70)
Net effect of other lease intangibles (4)	—	6	—	—	6
NOI, cash basis	14	4,138	902	—	5,054
Texas
NOI, GAAP basis (1)	3,469	—	—	—	3,469
Net effect of straight-line rents (2)	(17)	—	—	—	(17)
Amortization of net above (below) market rents (3)	(76)	—	—	—	(76)
NOI, cash basis	3,376	—	—	—	3,376
Washington
NOI, GAAP basis (1)	—	4,393	—	—	4,393
Net effect of straight-line rents (2)	—	48	—	—	48
Amortization of net above (below) market rents (3)	—	(295)	—	—	(295)
NOI, cash basis	—	4,146	—	—	4,146
Total
NOI, GAAP basis (1)	17,917	17,731	4,208	5,956	45,812
Net effect of straight-line rents (2)	104	(53)	(65)	(20)	(34)
Amortization of net above (below) market rents (3)	(333)	(559)	—	27	(865)
Net effect of other lease intangibles (4)	—	172	—	(37)	135
NOI, cash basis	$17,688	$17,291	$4,143	$5,926	$45,048
Notes:

(1)	See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants and amortization of lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Second Quarter 2016 Supplemental Information	Page 13

NOI BREAKDOWN

Three Months Ended June 30, 2016

Portfolio NOI, Cash Basis Breakdown

Portfolio Diversification by Geographic Region

Portfolio NOI, GAAP Basis Breakdown

Portfolio Diversification by Geographic Region

Portfolio Diversification by Segment

Portfolio Diversification by Segment

Second Quarter 2016 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2016
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Retail Portfolio
Carmel Country Plaza	$911	$18	$216	$(210)
Carmel Mountain Plaza	3,097	43	771	(1,011)
South Bay Marketplace	572	32	189	(181)
Lomas Santa Fe Plaza	1,327	7	274	(341)
Solana Beach Towne Centre	1,511	21	464	(438)
Del Monte Center	2,414	204	898	(1,147)
Geary Marketplace	299	—	148	(137)
The Shops at Kalakaua	475	24	39	(70)
Waikele Center	4,305	308	1,152	(1,838)
Alamo Quarry Market	3,454	43	1,402	(1,523)
Hassalo on Eighth (5)	34	—	2	(4)
Subtotal Retail Portfolio	$18,399	$700	$5,555	$(6,900)
Office Portfolio
Torrey Reserve Campus (6)	$4,311	$43	$219	$(1,297)
Solana Beach Corporate Centre	1,768	3	42	(508)
The Landmark at One Market	5,957	27	225	(2,013)
One Beach Street	984	1	64	(207)
First & Main	2,816	177	329	(807)
Lloyd District Portfolio (6)	2,525	437	79	(1,352)
City Center Bellevue	4,307	733	395	(1,284)
Subtotal Office Portfolio	$22,668	$1,421	$1,353	$(7,468)
Multifamily Portfolio
Loma Palisades	$3,011	$200	$—	$(1,022)
Imperial Beach Gardens	807	62	—	(295)
Mariner's Point	369	34	—	(131)
Santa Fe Park RV Resort	329	24	—	(147)
Hassalo on Eighth (5)	2,204	225	—	(1,257)
Subtotal Multifamily Portfolio	$6,720	$545	$—	$(2,852)

Second Quarter 2016 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2016
		Additional		Property
		Property	Billed Expense	Operating
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,651	$1,073	$937	$(1,637)
Waikiki Beach Walk - Embassy Suites™	9,256	677	—	(7,031)
Subtotal Mixed-Use Portfolio	$11,907	$1,750	$937	$(8,668)
Total	$59,694	$4,416	$7,845	$(25,888)

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended June 30, 2016 (before abatements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $18 and $678, respectively, for the three months ended June 30, 2016. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended June 30, 2016. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $270 of abatements for our multifamily portfolio for the three months ended June 30, 2016. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended June 30, 2016.

(2)
Represents additional property-related income for the three months ended June 30, 2016, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended June 30, 2016.

(4)
Represents property operating expenses for the three months ended June 30, 2016. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)
The Hassalo on Eighth property is comprised of the following three multifamily buildings (each with a ground floor retail component): Velomor, Aster Tower and Elwood. The Aster and Elwood multifamily buildings were placed into operations in October 2015 and the Velomor multifamily building was placed into operations in July 2015. The retail component of the Elwood building was placed into operations in April 2016.

(6)
Base rent shown includes amounts related to American Assets Trust, L.P.'s leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $251 for the three months ended June 30, 2016.

Second Quarter 2016 Supplemental Information	Page 16

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2016
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$938	$192	$1,130	$—	$3,120	$4,250
Office Portfolio	3,216	4,260	7,476	32	3,202	10,710
Multifamily Portfolio	—	475	475	—	—	475
Mixed-Use Portfolio	36	15	51	—	—	51
Total	$4,190	$4,942	$9,132	$32	$6,322	$15,486

	Six Months Ended June 30, 2016
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$1,840	$762	$2,602	$—	$7,062	$9,664
Office Portfolio	4,972	7,884	12,856	243	8,540	21,639
Multifamily Portfolio	—	1,107	1,107	—	712	1,819
Mixed-Use Portfolio	94	22	116	—	—	116
Total	$6,906	$9,775	$16,681	$243	$16,314	$33,238

Second Quarter 2016 Supplemental Information	Page 17

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt		Balance at
Debt	June 30, 2016	Interest Rate	Service	Maturity Date	Maturity
South Bay Marketplace (1)	23,000	5.48%	23,854	February 10, 2017	23,000
Waikiki Beach Walk - Retail (1)	130,310	5.39%	7,117	July 1, 2017	130,310
Solana Beach Corporate Centre III-IV (2)	35,684	6.39%	2,798	August 1, 2017	35,136
Loma Palisades (1)	73,744	6.09%	4,553	July 1, 2018	73,744
One Beach Street (1)	21,900	3.94%	875	April 1, 2019	21,900
Torrey Reserve - North Court (2)	20,577	7.22%	1,836	June 1, 2019	19,443
Torrey Reserve - VCI, VCII, VCIII (2)	6,941	6.36%	560	June 1, 2020	6,439
Solana Beach Corporate Centre I-II (2)	11,025	5.91%	855	June 1, 2020	10,169
Solana Beach Towne Centre (2)	36,749	5.91%	2,849	June 1, 2020	33,898
City Center Bellevue (1)	111,000	3.98%	4,479	November 1, 2022	111,000
Secured Notes Payable / Weighted Average (3)	$470,930	5.33%	$49,776		$465,039

Series A Notes (4)	$150,000	3.88%	$6,060	October 31, 2021	$150,000
Series B Notes	100,000	4.45%	4,450	February 2, 2025	100,000
Series C Notes	100,000	4.50%	4,500	April 1, 2025	100,000
Term Loan A (5)	100,000	3.08%	3,125	January 9, 2019	100,000
Term Loan B (6)	100,000	3.15%	3,149	March 1, 2023	100,000
Term Loan C (7)	50,000	3.14%	1,571	March 1, 2023	50,000
Unsecured Notes Payable / Weighted Average (8)	$600,000	3.76%	$22,855		$600,000

Unsecured Line of Credit (9)	$—	1.77%
Notes:

(1)	Interest only.

(2)	Principal payments based on a 30-year amortization schedule.

(3)	The Secured Notes Payable total does not include the unamortized fair value adjustment of $2.8 million and debt issuance costs, net of $0.6 million.

(4)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the fixed interest rate in accordance with GAAP for the Series A Notes is approximately 3.88% per annum, through maturity.

(5)
Term Loan A matures on January 9, 2017 and we have two 12-month options remaining to extend its maturity to 2019. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 3.08%, subject to adjustments based on our consolidated leverage ratio.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 3.15%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 3.14%, subject to adjustments based on our consolidated leverage ratio.

(8)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.2 million.

(9)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $250 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $250 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan initially matures on January 9, 2018 and we have two six-month options to extend its maturity to January 9, 2019. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.35%-1.95%, based on our consolidated leverage ratio.

Second Quarter 2016 Supplemental Information	Page 18

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	June 30, 2016
Common shares outstanding	45,411
Common units outstanding	17,900
Common shares and common units outstanding	63,311
Market price per common share	$42.44
Equity market capitalization	$2,686,919
Total debt	$1,070,930
Total market capitalization	$3,757,849
Less: Cash on hand	$(43,886)
Total enterprise value	$3,713,963
Total assets, gross	$2,412,993
Total unencumbered assets, gross	$1,668,770

Total debt/Total capitalization	28.5%
Total debt/Total enterprise value	28.8%
Net debt/Total enterprise value (1)	27.7%
Total debt/Total assets, gross	44.4%
Net debt/Total assets, gross (1)	42.6%
Total unencumbered assets, gross/Unsecured debt	278.1%

Total debt/EBITDA (2)(3)	6.5	x
Net debt/EBITDA (1)(2)(3)	6.2	x
Interest coverage ratio (4)	3.4	x
Fixed charge coverage ratio (4)	3.4	x

Weighted Average Fixed Interest Rate	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
	—%	5.6%	6.1%	3.8%	6.0%	3.9%	4.0%	3.1%	—%	4.5%

Total Weighed Average Fixed Interest Rate:	4.5%
Weighted Average Term to Maturity:	4.8 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable

Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA.

(3)	As used here, EBITDA represents the actual for the three months ended June 30, 2016 annualized.

(4)	Calculated as EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

(5)	Assumes the exercise of the two 12-month options remaining to extend the maturity of the unsecured term loan.

Second Quarter 2016 Supplemental Information	Page 19

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

In-Process Development Projects

						Project Costs (in thousands) (2)
		Start Date	Estimated Completion Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Three Months	Cost Incurred to Date	Total Estimated Investment	Estimated Stabilized Yield (3)
						Ended
Property	Location					June 30, 2016
Office Property:
Torrey Point (previously Sorrento Pointe)	San Diego, CA	2015	2017	2018	88,000	$5,007	$21,954	$52,500	7.5% - 8.6%

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units
Solana Beach Corporate Centre (Building 5)	Retail	Solana Beach, CA	10,000	N/A
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD

Notes:

(1)	Based on management's estimation of stabilized occupancy (90%).

(2)	For all properties, project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(3)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(4)
Represents commercial portion of development opportunity for Solana Beach - Highway 101. A third party has been granted an option to acquire this property exercisable on or prior to August 22, 2018 at a price ranging from $9.0 million to $9.45 million in consideration for a $0.6 million option payment.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Second Quarter 2016 Supplemental Information	Page 20

PORTFOLIO DATA

Second Quarter 2016 Supplemental Information	Page 21

PROPERTY REPORT

As of June 30, 2016				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	94.6%	$3,635,854	$49.21		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.6	12,386,352	23.77	Sears	Sports Authority, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	100.0	2,296,542	17.28		Ross Dress for Less, Grocery Outlet
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	209,569	94.1	5,316,339	26.96		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	97.9	6,042,280	25.01		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	675,678	98.1	10,261,423	15.48	Macy's, KLA Monterrey	Century Theatres, Macy's Furniture Gallery
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	100.0	1,196,322	34.03		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,917,969	164.34		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	537,637	100.0	17,242,653	32.07	Lowe's, Kmart, Sports Authority	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	589,362	99.9	14,047,532	23.86	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth (8)	Portland, OR	2015	1	22,784	48.3	155,478	14.13		Green Zebra Grocery, Orangetheory Fitness
Subtotal/Weighted Average Retail Portfolio			102	3,067,978	98.2%	$74,498,744	$24.73
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	531,011	84.2%	$17,830,101	$39.88
Solana Beach Corporate Centre	Solana Beach, CA	1982/2005	4	212,215	95.4	7,305,942	36.09
The Landmark at One Market (9)	San Francisco, CA	1917/2000	1	419,371	100.0	23,996,207	57.22
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	3,954,597	40.51
First & Main	Portland, OR	2010	1	360,641	98.7	10,301,709	28.94
Lloyd District Portfolio	Portland, OR	1940-2011/present	6	580,545	75.9	9,814,639	22.27
City Center Bellevue	Bellevue, WA	1987	1	494,753	96.0	17,245,146	36.31
Subtotal/Weighted Average Office Portfolio			28	2,696,150	90.4%	$90,448,341	$37.11
Total/Weighted Average Retail and Office Portfolio			130	5,764,128	94.6%	$164,947,085	$30.25

Second Quarter 2016 Supplemental Information	Page 22

PROPERTY REPORT (CONTINUED)

As of June 30, 2016
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	97.1%	$12,102,696	$1,895
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	96.9	3,302,964	$1,775
Mariner's Point	Imperial Beach, CA	1986	8	88	97.7	1,520,064	$1,473
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	97.6	1,475,328	$1,000
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	94.3	3,202,296	$1,599
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	84.8	4,928,244	$1,437
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	77.6	1,936,200	$1,454
Total/Weighted Average Multifamily Portfolio			118	1,579	92.5%	$28,467,792	$1,624

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	98.3%	$10,785,430	$113.46		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate(11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	89.9%	$306.62	$275.65
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of June 30, 2016, including leases which may not have commenced as of June 30, 2016. Percentage leased for our multifamily properties includes total units rented as of June 30, 2016.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2016 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2016. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of June 30, 2016.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	6	125,477	$1,193,816
South Bay Marketplace	1	2,824	$91,320
Del Monte Center	2	295,100	$201,291
Alamo Quarry Market	4	31,994	$470,075

(8)
The Hassalo on Eighth property is comprised of the following three multifamily buildings (each with a ground floor retail component): Velomor, Aster Tower and Elwood. The Aster and Elwood multifamily buildings were placed into operations in October 2015 and the Velomor multifamily building was placed into operations in July 2015. The retail component of the Elwood building was placed into operations in April 2016.

(9)
This property contains 419,371 net rentable square feet consisting of The Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

(10)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended June 30, 2016, the highest average monthly occupancy rate for this property was 98%, occurring in July 2015. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(11)
Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2016, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended June 30, 2016 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended June 30, 2016 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2016 Supplemental Information	Page 23

RETAIL LEASING SUMMARY

As of June 30, 2016
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	15	100%	50,733	$41.90	$40.05	$94,165	4.6%	5.5%	4.2	$166,260	$3.28
1st Quarter 2016	16	100%	81,056	$34.54	$33.82	$58,295	2.1%	9.1%	4.9	$7,000	$0.09
4th Quarter 2015	13	100%	78,994	$23.57	$22.69	$69,119	3.9%	20.2%	7.9	$370,000	$4.68
3rd Quarter 2015	18	100%	57,546	$32.46	$26.55	$340,390	22.3%	29.2%	6.8	$143,000	$2.48
Total 12 months	62	100%	268,329	$32.26	$30.16	$561,969	6.9%	14.4%	6.1	$686,260	$2.56

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	3	20%	5,974	$72.08	$70.79	$7,706	1.8%	(11.1)%	7.3	$163,260	$27.33
1st Quarter 2016	—	—%	—	$0.00	$0.00	$—	—%	—%	—	$—	$0.00
4th Quarter 2015	1	8%	12,256	$14.25	$11.75	$30,666	21.3%	57.7%	10.4	$85,792	$7.00
3rd Quarter 2015	2	11%	2,400	$48.00	$43.56	$10,660	10.2%	29.1%	3.7	$122,000	$50.83
Total 12 months	6	10%	20,630	$34.92	$32.55	$49,032	7.3%	9.2%	8.7	$371,052	$17.99

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	12	80%	44,759	$37.87	$35.94	$86,459	5.4%	10.2%	3.8	$3,000	$0.07
1st Quarter 2016	16	100%	81,056	$34.54	$33.82	$58,295	2.1%	9.1%	4.9	$7,000	$0.09
4th Quarter 2015	12	92%	66,738	$25.28	$24.70	$38,453	2.3%	16.8%	7.4	$284,208	$4.26
3rd Quarter 2015	16	89%	55,146	$31.78	$25.81	$329,730	23.2%	29.2%	7.0	$21,000	$0.38
Total 12 months	56	90%	247,699	$32.03	$29.96	$512,937	6.9%	14.9%	5.8	$315,208	$1.27

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	17	55,405	$41.18	4.2	$361,513	$6.52
1st Quarter 2016	19	99,198	$33.95	5.8	$1,563,910	$15.77
4th Quarter 2015	21	90,943	$24.65	7.7	$2,078,755	$22.86
3rd Quarter 2015	22	69,835	$29.89	6.1	$2,518,200	$36.06
Total 12 months	79	315,381	$31.64	6.1	$6,522,378	$20.68
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2016 Supplemental Information	Page 24

OFFICE LEASING SUMMARY

As of June 30, 2016
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	8	100%	22,535	$39.42	$35.76	$82,428	10.2%	21.4%	4.2	$221,004	$9.81
1st Quarter 2016	19	100%	52,050	$41.38	$37.87	$182,885	9.3%	17.6%	4.3	$677,219	$13.01
4th Quarter 2015	15	100%	92,002	$36.91	$35.37	$141,780	4.4%	10.6%	3.7	$974,621	$10.59
3rd Quarter 2015	15	100%	55,312	$35.10	$32.97	$117,556	6.4%	16.2%	3.8	$917,808	$16.59
Total 12 months	57	100%	221,899	$37.76	$35.40	$524,649	6.7%	14.8%	3.9	$2,790,652	$12.57

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	2	25%	5,131	$34.34	$33.08	$6,437	3.8%	9.3%	7.4	$144,018	$28.07
1st Quarter 2016	5	26%	14,680	$40.22	$37.29	$43,038	7.9%	19.8%	5.5	$388,840	$26.49
4th Quarter 2015	5	33%	15,647	$40.09	$32.27	$122,337	24.2%	31.0%	4.1	$345,044	$22.05
3rd Quarter 2015	4	27%	16,491	$32.70	$29.47	$53,271	11.0%	34.4%	4.5	$735,133	$44.58
Total 12 months	16	28%	51,949	$37.21	$32.88	$225,083	13.2%	26.0%	4.9	$1,613,035	$31.05

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	6	75%	17,404	$40.91	$36.55	$75,991	11.9%	24.9%	3.2	$76,986	$4.42
1st Quarter 2016	14	74%	37,370	$41.84	$38.10	$139,847	9.8%	16.8%	3.8	$288,379	$7.72
4th Quarter 2015	10	67%	76,355	$36.26	$36.01	$19,443	0.7%	6.6%	3.6	$629,577	$8.25
3rd Quarter 2015	11	73%	38,821	$36.11	$34.46	$64,285	4.8%	10.1%	3.5	$182,675	$4.71
Total 12 months	41	72%	169,950	$37.93	$36.17	$299,566	4.9%	11.7%	3.6	$1,177,617	$6.93

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2016	12	35,320	$41.15	4.6	$510,132	$14.44
1st Quarter 2016	25	72,802	$41.06	4.9	$1,484,597	$20.39
4th Quarter 2015	19	103,220	$36.83	3.8	$1,265,802	$12.26
3rd Quarter 2015	23	84,573	$34.65	5.5	$2,126,512	$25.14
Total 12 months	79	295,915	$37.76	4.7	$5,387,043	$18.20
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Second Quarter 2016 Supplemental Information	Page 25

MULTIFAMILY LEASING SUMMARY

As of June 30, 2016
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	532	97.1%	$12,102,696	$1,895
1st Quarter 2016	538	98.2%	$12,025,824	$1,862
4th Quarter 2015	523	95.4%	$11,778,588	$1,878
3rd Quarter 2015	526	96.0%	$11,654,256	$1,846

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	155	96.9%	$3,302,964	$1,775
1st Quarter 2016	154	96.3%	$3,247,692	$1,756
4th Quarter 2015	151	94.4%	$2,994,060	$1,652
3rd Quarter 2015	157	98.1%	$3,050,376	$1,620

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	86	97.7%	$1,520,064	$1,473
1st Quarter 2016	85	96.6%	$1,505,940	$1,476
4th Quarter 2015	86	97.7%	$1,426,332	$1,382
3rd Quarter 2015	87	98.9%	$1,420,908	$1,361

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	123	97.6%	$1,475,328	$1,000
1st Quarter 2016	112	89.0%	$1,300,452	$966
4th Quarter 2015	121	96.0%	$1,111,080	$765
3rd Quarter 2015	93	74.0%	$966,720	$864

Second Quarter 2016 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of June 30, 2016
Lease Summary - Hassalo on Eighth - Velomor (4)
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	167	94.3%	$3,202,296	$1,599
1st Quarter 2016	151	85.3%	$2,717,028	$1,500
4th Quarter 2015	145	81.9%	$2,755,404	$1,584
3rd Quarter 2015	141	79.7%	$2,427,804	$1,434

Lease Summary - Hassalo on Eighth - Aster Tower (5)
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	286	84.8%	$4,928,244	$1,437
1st Quarter 2016	151	44.8%	$2,450,700	$1,353
4th Quarter 2015	98	29.1%	$1,702,260	$1,447

Lease Summary - Hassalo on Eighth - Elwood (5)
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	111	77.6%	$1,936,200	$1,454
1st Quarter 2016	62	43.4%	$969,336	$1,302
4th Quarter 2015	35	24.5%	$550,452	$1,309

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2016	1,460	92.5%	$28,467,792	$1,624
1st Quarter 2016	1,253	79.4%	$24,216,972	$1,610
4th Quarter 2015	1,159	73.4%	$22,318,176	$1,605
3rd Quarter 2015	1,004	91.4%	$19,520,064	$1,619

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

(4)	The Velomor multifamily building at Hassalo on Eighth was placed into operations and available for occupancy in July 2015.

(5)	The Aster Tower and Elwood multifamily buildings were placed into operations and available for occupancy in October 2015.

Second Quarter 2016 Supplemental Information	Page 27

MIXED-USE LEASING SUMMARY

As of June 30, 2016

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized base Rent per Leased Square Foot (3)
Quarter
2nd Quarter 2016	95,085	98.3%	$10,785,430	$113
1st Quarter 2016	94,601	97.8%	$10,709,209	$113
4th Quarter 2015	96,707	100.0%	$10,902,402	$113
3rd Quarter 2015	96,707	100.0%	$10,877,523	$112

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
2nd Quarter 2016	332	89.9%	$307	$276
1st Quarter 2016	321	87.0%	$322	$280
4th Quarter 2015	330	89.5%	$318	$285
3rd Quarter 2015	339	91.8%	$346	$318
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of June 30, 2016, including leases which may not have commenced as of June 30, 2016.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2016 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2016.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2016, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2016 Supplemental Information	Page 28

LEASE EXPIRATIONS

As of June 30, 2016
Assumes no exercise of lease options
	Office					Retail					Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized			% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring		Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	14,144		0.5%	0.2%	$3.07	8,642		0.3%	0.1%	$26.83	1,417	1.5%	—%	—	24,203	0.4%	$11.37
2016	142,458		5.3	2.4	$33.28	37,708		1.2	0.6	$35.07	7,795	8.1	0.1	$138.38	187,961	3.2	$38.00
2017	380,248		14.1	6.5	$38.22	337,910		11.0	5.8	$26.46	11,483	11.9	0.2	$145.49	729,641	12.4	$34.46
2018	299,984		11.1	5.1	$48.56	1,027,368	(4)	33.5	17.5	$20.32	12,236	12.7	0.2	$112.68	1,339,588	22.9	$27.49
2019	307,391		11.4	5.2	$41.75	348,461		11.4	5.9	$28.33	19,519	20.2	0.3	$92.54	675,371	11.5	$36.29
2020	347,326		12.9	5.9	$40.76	288,322		9.4	4.9	$21.50	19,798	20.5	0.3	$64.77	655,446	11.2	$33.01
2021	262,957		9.8	4.5	$42.46	143,589		4.7	2.4	$42.28	11,373	11.8	0.2	$236.44	417,919	7.1	$47.68
2022	46,286		1.7	0.8	$34.27	187,322		6.1	3.2	$32.70	11,464	11.9	0.2	$76.72	245,072	4.2	$35.06
2023	139,373		5.2	2.4	$32.13	68,501		2.2	1.2	$24.10	—	—	—	—	207,874	3.5	$29.48
2024	136,841		5.1	2.3	$33.13	241,687		7.9	4.1	$24.22	—	—	—	—	378,528	6.5	$27.44
2025	210,280		7.8	3.6	$29.30	162,586		5.3	2.8	$22.94	—	—	—	—	372,866	6.4	$26.53
Thereafter	65,777	(2)	2.4	1.1	$25.10	160,062		5.2	2.7	$22.66	—	—	—	—	225,839	3.9	$23.37
Signed Leases Not Commenced	84,942		3.2	1.4	—	1,122		—	—	—	—	—	—	—	86,064	1.5	—
Available	258,143		9.6	4.4	—	54,698		1.8	0.9	—	1,622	1.7	—	—	314,463	5.4	—
Total (3)	2,696,150		100.0%	46.0%	$33.55	3,067,978		100.0%	52.3%	$24.28	96,707	100.0%	1.7%	$111.53	5,860,835	100.0%	$29.98

Assumes all lease options are exercised
	Office					Retail					Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized			% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring		Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	14,144		0.5%	0.2%	$3.07	8,642		0.3%	0.1%	$26.83	1,417	1.5%	—%	—	24,203	0.4%	$11.37
2016	137,903		5.1	2.4	$33.42	27,129		0.9	0.5	$34.91	3,767	3.9	0.1	$142.44	168,799	2.9	$36.09
2017	73,230		2.7	1.2	$39.70	97,949		3.2	1.7	$34.51	10,443	10.8	0.2	$139.64	181,622	3.1	$42.65
2018	68,836		2.6	1.2	$38.03	66,548		2.2	1.1	$36.92	12,236	12.7	0.2	$112.68	147,620	2.5	$43.72
2019	120,547		4.5	2.1	$39.38	86,207		2.8	1.5	$36.58	7,829	8.1	0.1	$142.07	214,583	3.7	$42.00
2020	159,588		5.9	2.7	$37.08	81,135		2.6	1.4	$27.80	3,476	3.6	0.1	$193.70	244,199	4.2	$36.23
2021	121,159		4.5	2.1	$33.58	87,950		2.9	1.5	$45.17	15,401	15.9	0.3	$209.80	224,510	3.8	$50.21
2022	292,112		10.8	5.0	$36.81	95,080		3.1	1.6	$36.82	11,894	12.3	0.2	$80.65	399,086	6.8	$38.12
2023	165,388		6.1	2.8	$45.73	143,990	(4)	4.7	2.5	$32.92	—	—	—	—	309,378	5.3	$39.77
2024	123,169		4.6	2.1	$34.14	212,539		6.9	3.6	$28.66	—	—	—	—	335,708	5.7	$30.67
2025	150,806		5.6	2.6	$34.62	99,529		3.2	1.7	$29.81	—	—	—	—	250,335	4.3	$32.71
Thereafter	926,183	(2)	34.4	15.8	$40.81	2,005,460		65.4	34.2	$20.35	28,622	29.6	0.5	$50.16	2,960,265	50.5	$27.04
Signed Leases Not Commenced	84,942		3.2	1.4	—	1,122		—	—	—	—	—	—	—	86,064	1.5	—
Available	258,143		9.6	4.4	—	54,698		1.8	0.9	—	1,622	1.7	—	—	314,463	5.4	—
Total (3)	2,696,150		100.0%	46.0%	$33.55	3,067,978		100.0%	52.3%	$24.28	96,707	100.0%	1.7%	$111.53	5,860,835	100.0%	$29.98

Second Quarter 2016 Supplemental Information	Page 29

LEASE EXPIRATIONS (CONTINUED)

As of June 30, 2016

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2016 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 13,144 square feet currently leased by multiple tenants at Lloyd District Portfolio through various expiration dates, for which The State of Oregon, by and through its Department of Environmental Quality has signed an agreement to lease such space beginning November 1, 2016 through October 31, 2031 with options to extend the lease through October 31, 2041.

(3)	Individual items may not add up to total due to rounding.

(4)	The Sports Authority lease at Waikele Center is for 50,050 rentable square feet and is expected to be terminated through bankruptcy proceedings effective July 31, 2016.

Second Quarter 2016 Supplemental Information	Page 30

PORTFOLIO LEASED STATISTICS

	At June 30, 2016					At June 30, 2015
Type	Size		Leased (1)		Leased %	Size		Leased (1)		Leased %
Overall Portfolio (2) Statistics
Retail Properties (square feet)	3,067,978	(3)	3,013,280		98.2%	3,075,754		3,029,845		98.5%
Office Properties (square feet)	2,696,150		2,438,007		90.4%	2,660,260		2,472,534		92.9%
Multifamily Properties (units)	1,579		1,460		92.5%	922		882		95.7%
Mixed-Use Properties (square feet)	96,707		95,085		98.3%	96,707		96,707		100.0%
Mixed-Use Properties (units)	369		326	(4)	88.4%	369		326	(4)	88.4%

Same-Store(2) Statistics
Retail Properties (square feet)	3,045,194	(5)	3,002,279		98.6%	3,075,754	(5)	3,029,845		98.5%
Office Properties (square feet)	1,584,594	(6)	1,550,209		97.8%	1,584,622	(6)	1,535,038		96.9%
Multifamily Properties (units)	922	(7)	896		97.2%	922	(7)	882		95.7%
Mixed-Use Properties (square feet)	96,707		95,085		98.3%	96,707		96,707		100.0%
Mixed-Use Properties (units)	369		326	(4)	88.4%	369		326	(4)	88.4%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Excludes Rancho Carmel Plaza, which was sold on August 6, 2015.

(4)	Represents average occupancy for the six months ended June 30, 2016 and 2015.

(5)	The same-store portfolio excludes Hassalo on Eighth retail; the retail component of the Elwood building was placed into operation in April 2016.

(6)	The same-store portfolio excludes Torrey Reserve Campus and Lloyd District Portfolio due to significant redevelopment activity.

(7)
The same-store portfolio excludes Hassalo on Eighth multifamily; the Velomor building was placed into operations and available for occupancy in July 2015 and the Aster Tower and Elwood buildings were placed into operations and available for occupancy in October 2015.

Second Quarter 2016 Supplemental Information	Page 31

TOP TENANTS - RETAIL

As of June 30, 2016
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Kmart	Waikele Center	6/30/2018	119,590	3.9%	2.0%	$4,544,420	6.1%	2.6%
2	Lowe's	Waikele Center	5/31/2018	155,000	5.1	2.6	4,516,727	6.1	2.6
3	Sports Authority (1)	Waikele Center, Carmel Mountain Plaza	7/18/2018 11/30/2018	90,722	3.0	1.5	2,133,950	2.9	1.2
4	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.3	1.2	1,990,316	2.7	1.1
5	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2019 3/31/2025 9/30/2032	71,431	2.3	1.2	1,919,436	2.6	1.1
6	Old Navy	Alamo Quarry Market, Waikele Center, South Bay Marketplace	9/30/2017 7/31/2020 4/30/2021	59,780	1.9	1.0	*	*	*
7	Marshalls	Carmel Mountain Plaza, Solana Beach Towne Centre	1/31/2019 1/31/2025	68,055	2.2	1.2	1,258,083	1.7	0.7
8	Vons	Lomas Santa Fe Plaza	12/31/2017	49,895	1.6	0.9	1,216,700	1.6	0.7
9	Regal Cinemas	Alamo Quarry Market	3/31/2018	72,447	2.4	1.2	1,122,929	1.5	0.6
10	Gap	Del Monte Center, Waikele Center, Alamo Quarry Market	9/20/2020 2/28/2022 4/30/2024	36,614	1.2	0.6	982,039	1.3	0.6
	Top 10 Retail Tenants Total			792,581	25.9%	13.4%	$19,684,600	26.5%	11.2%

*	Data withheld at tenant's request.
(1)
The Sports Authority lease at Waikele Center is for 50,050 rentable square feet, contributes approximately $1.5 million in annualized base rent and is expected to be terminated through bankruptcy proceedings effective July 31, 2016.

Second Quarter 2016 Supplemental Information	Page 32

TOP TENANTS - OFFICE

As of June 30, 2016
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com	The Landmark at One Market	6/30/2019 4/30/2020 5/31/2021	254,118	9.4%	4.3%	$13,782,412	15.2%	7.8%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2017 12/31/2018	114,664	4.3	2.0	7,969,801	8.8	4.5
3	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.5	1.6	3,006,453	3.3	1.7
4	Insurance Company of the West	Torrey Reserve Campus	12/31/2016 12/31/2019	81,040	3.0	1.4	2,757,086	3.0	1.6
5	Clearesult Operating, LLC (as successor to Portland Energy Conservation)	First & Main	4/30/2025	101,848	3.8	1.7	2,578,353	2.9	1.5
6	Alliant International University	One Beach Street	10/31/2019	64,161	2.4	1.1	2,303,851	2.5	1.3
7	Caradigm USA LLC	City Center Bellevue	8/14/2017	68,956	2.6	1.2	2,298,303	2.5	1.3
8	Treasury Call Center	First & Main	8/31/2020	63,648	2.4	1.1	2,184,302	2.4	1.2
9	HDR Engineering, Inc.	City Center Bellevue	12/31/2017	56,024	2.1	1.0	2,100,900	2.3	1.2
10	California Bank & Trust	Torrey Reserve Campus	2/29/2024	34,731	1.3	0.6	1,703,845	1.9	1.0
	Top 10 Office Tenants Total			932,762	34.8%	16.0%	$40,685,306	44.8%	23.1%

Second Quarter 2016 Supplemental Information	Page 33

APPENDIX

Second Quarter 2016 Supplemental Information	Page 34

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and six months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$10,650	$12,284	$21,371	$23,663
Depreciation and amortization	17,714	15,286	35,167	30,393
Interest expense	13,153	11,197	26,099	22,992
Interest income	(24)	(12)	(39)	(26)
Income tax expense	(45)	35	42	119
EBITDA	$41,448	$38,790	$82,640	$77,141

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

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GLOSSARY OF TERMS (CONTINUED)

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of NOI to net income	2016	2015	2016	2015
Total NOI	$45,812	$43,578	$91,457	$86,945
General and administrative	(4,394)	(4,788)	(8,943)	(9,804)
Depreciation and amortization	(17,714)	(15,286)	(35,167)	(30,393)
Interest expense	(13,153)	(11,197)	(26,099)	(22,992)
Other income (expense), net	99	(23)	123	(93)
Net income	10,650	12,284	21,371	23,663
Net income attributable to restricted shares	(43)	(40)	(86)	(83)
Net loss attributable to unitholders in the Operating Partnership	(3,008)	(3,536)	(6,035)	(6,845)
Net income attributable to American Assets Trust, Inc. stockholders	$7,599	$8,708	$15,250	$16,735

Overall Portfolio: Includes all operating properties owned by us as of June 30, 2016.

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GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Six Months Ended
	June 30, 2016 to 2015			June 30, 2016 to 2015
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth		X			X
Office Properties
Torrey Reserve Campus		X	X		X	X
Solana Beach Corporate Centre	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street	X		X	X		X
First & Main	X		X	X		X
Lloyd District Portfolio		X	X		X	X
City Center Bellevue	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Hassalo on Eighth		X			X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
Torrey Point (formerly Sorrento Pointe) - Land		X			X
Solana Beach Corporate Centre - Land		X			X
Solana Beach - Highway 101 - Land		X			X
Lloyd District Portfolio - Land		X			X
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

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